EXHIBIT 21

           List of Subsidiaries of New England Community Bancorp, Inc.
                              at December 31, 1995


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           List of Subsidiaries of New England Community Bancorp, Inc.
                              at December 31, 1995:


                                                        Percent Owned
                           Incorporated In              By New England
Subsidiary                 The State Of:                Community Bancorp,Inc.
----------                 -------------                ----------------------
New England Bank           Connecticut                  100%
and Trust
Company

The Equity Bank            Connecticut                  100%